Exhibit 99.1

CarbonMeta Technologies (COWI) Subsidiary Wins $6M Solar Power Project

CarbonMeta Green Building Materials subsidiary to Deliver Solar Panels and EarthCrete® Pavers

WOODINVILLE, WA / ACCESSWIRE / March 1, 2023 / CarbonMeta Technologies Inc. (OTC PINK:COWI) today announced that they have won a six million dollar contract to deliver solar panels and EarthCrete® pavers for a 14 megawatt solar power project in Silt, Colorado. As well, the company announced that it established a 51% owned joint venture subsidiary, CarbonMeta Green Building Materials, with Salvum Corporation to deliver over 24,000 solar panels and over 40,000 EarthCrete pavers that will be used for the solar power project.

“We are excited to be supplying solar panels and carbon-negative EarthCrete to Silt Energy Development LLC for this solar power project,” said Lloyd Spencer, president and CEO of CarbonMeta. “Through this partnership, CarbonMeta Green Building Materials will accelerate the growth of its renewable and clean energy generation business.”

The Silt Energy Development ground-mounted solar array will be made up of over 24,000 solar panels and will generate 14,000 kWh of clean, over 22 gigawatts annually, renewable energy each year - enough to cover the annual electricity usage of over 10,000 homes.

Through a Commercial Solar Installation Agreement, Silt Energy Development LLC will procure the CarbonMeta Solar™ panels and EarthCrete Pavers, along with a smart battery storage system. Silt Energy Development LLC will operate and maintain the system to achieve a low, fixed rate for electricity as well as budget certainty by mitigating utility rate increases for decades to come.

“We believe that the Silt Energy Development project can deliver clean, reliable and affordable energy in Colorado,” said Robert Switzer, Manager of Silt Energy Development LLC. “We are pleased to be working with CarbonMeta Green Materials to help us source solar panels and other green construction materials to help Astera meet its cost objectives.”

It is anticipated that construction will begin in May 2023, and the Silt Energy Development solar power project is projected to become operational in the 4th quarter of 2023.

About Silt Energy Development LLC

Silt Energy Development LLC, headquartered in Silt, Colorado, is a wholly owned subsidiary of Astera. Astera offers custom solar panel installations and financing tailored for business and residential communities.

For more information about Astera, please visit https://astera.ai.

About Salvum Corporation

Salvum Corporation is headquartered in Santa Ana, California. Salvum’s mission is to set the highest standard for safe, protective, durable, cradle-to cradle, recycled, Earth Conscious® and decarbonized building materials that uniquely address and overcome existing limitations of current materials using Salvum’s proprietary technologies that decarbonize the planet, specifically addressing the embodied carbon dilemma of the built environment.

For more information about Salvum Corporation, please visit www.earthcrete.com and www.salvumcorp.com

About CarbonMeta Technologies Inc.

CarbonMeta Technologies (OTC PINK:COWI) is a resource reclamation company that will process organic wastes and generate economically sustainable hydrogen and high-value carbon products. CarbonMeta’s includes plastic and construction waste upcycling to help address the world’s pollution and climate crises. The company is based in Woodinville, Washington, and has several subsidiaries, each with its own focus on high-value solutions for environmental sustainability.

For more information about CarbonMeta Technologies and its subsidiaries, please visit www.CarbonMetaTech.com.

Forward-Looking Statement

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The ability of the Company to complete and file its Fiscal Year 2016 annual report on Form 10K relies on third parties to complete their activities. Investors are cautioned that such forward-looking statements involve risks and uncertainties, which include among others, the inherent uncertainties associated with smaller reporting companies, including without limitation, other risks detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission.

CONTACT INFORMATION

Mark Duiker

CarbonMeta Technologies Investor Relations

(844) 698-3777, option 3

Investor@CarbonMetaTech.com

SOURCE: CarbonMeta Technologies

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